Exhibit 3.2

FOURTH AMENDED

BY-LAWS

OF

EINSTEIN NOAH RESTAURANT GROUP, INC.

(fka World Coffee, Inc.

New World Coffee, Inc.

New World Coffee & Bagels, Inc.

New World Coffee – Manhattan Bagel, Inc.

New World Restaurant Group, Inc.)

TABLE OF CONTENTS

ARTICLE 1 – OFFICES		1
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1

ARTICLE 2 – STOCKHOLDERS		1
2.1	ANNUAL MEETINGS	1
2.2	SPECIAL MEETINGS	2
2.3	NOTICE OF MEETINGS	2
2.4	ADJOURNMENTS	3
2.5	QUORUM	3
2.6	CONDUCT OF MEETINGS	3
2.7	VOTING; PROXIES	3
2.8	FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD	4
2.9	LIST OF STOCKHOLDERS ENTITLED TO VOTE	5
2.10	ACTION BY CONSENT OF STOCKHOLDERS	5

ARTICLE 3 – BOARD OF DIRECTORS		5
3.1	POWERS; NUMBER; QUALIFICATIONS	5
3.2	ELECTION; RESIGNATION; REMOVAL; VACANCIES	6
3.3	REGULAR MEETINGS	6
3.4	SPECIAL MEETINGS	6
3.5	TELEPHONIC MEETINGS PERMITTED	6
3.6	QUORUM; VOTE REQUIRED FOR ACTION	6
3.7	CONDUCT OF MEETINGS	7
3.8	ACTION WITHOUT A MEETING	7
3.9	COMPENSATION OF DIRECTORS	7

ARTICLE 4 – COMMITTEES		7
4.1	COMMITTEES	7
4.2	COMMITTEE RULES	8

ARTICLE 5 – OFFICERS		8
5.1	EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES	8
5.2	POWERS AND DUTIES OF EXECUTIVES OFFICERS	8

ARTICLE 6 – STOCK		9
6.1	CERTIFICATES	9
6.2	LOST, STOLEN OR DESTROYED STOCK CERTIFICATES;
	ISSUANCE OF NEW CERTIFICATES	9
6.3	TRANSFERS OF STOCK	9
6.4	HOLDER OF RECORD	10
6.5	ADDITIONAL POWERS OF BOARD	10

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ARTICLE 7 – INDEMNIFICATION		10
7.1	RIGHT TO INDEMNIFICATION	10
7.2	DETERMINATION OF ENTITLEMENT	11
7.3	PREPAYMENT OF EXPENSES	11
7.4	CLAIMS	11
7.5	NON-EXCLUSIVITY OF RIGHTS	11
7.6	OTHER INDEMNIFICATION	12
7.7	AMENDMENT OR REPEAL	12

ARTICLE 8 – MISCELLANEOUS		12
8.1	FISCAL YEAR	12
8.2	SEAL	12
8.3	DIVIDENDS	12
8.4	WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES	12
8.5	INTERESTED DIRECTORS; QUORUM	13
8.6	BOOK AND RECORDS	13
8.7	AMENDMENT OF BY-LAWS	13
8.8	INCONSISTENT PROVISIONS	14
8.9	FORUM FOR ADJUDICATION OF DISPUTES	14
8.10	ELECTRONIC TRANSMISSION	14

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BY-LAWS

OF

EINSTEIN NOAH RESTAURANT GROUP, INC.

ARTICLE I

OFFICES

1.1	REGISTERED OFFICE

The registered office of Einstein Noah Restaurant Group, Inc. (the “Corporation”) required by the Delaware General Corporation Law (the “DGCL”) to be maintained in the State of Delaware shall be as set forth in the Certificate of Incorporation of the Corporation, as amended, modified, supplemented and restated from time to time, unless changed as provided by applicable law.

1.2	OTHER OFFICES

The Corporation also may have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by applicable law, in such other place or places, either within or outside the State of Delaware, as the board of directors of the Corporation (the “Board”) from time to time may determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE 2

STOCKHOLDERS

2.1	ANNUAL MEETINGS

An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time and stated in the notice of the meeting. Any other proper business may be transacted at the annual meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of such nominations or other business in writing to the Secretary of the Corporation in accordance with Article Seventh, Section D and Article Eighth, Section B of the Restated Certificate of Incorporation of this Corporation as filed with the Delaware Secretary of State on August 15, 2007 (the “Certificate of Incorporation”), as may be applicable, and such other business must otherwise be a proper matter for stockholder action. Failure to hold an annual meeting of the stockholders as required by these by-laws shall not invalidate any action taken by the Board of Directors or the officers of the Corporation.

2.2	SPECIAL MEETINGS

Except as provided in the Articles of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. For nominations or other business to be properly brought before a special meeting by a stockholder, the stockholder must have given timely notice of such nominations or other business in writing to the Secretary of the Corporation in accordance with Article Seventh, Section D and Article Eighth, Section B of the Certificate of Incorporation, as may be applicable, and such other business must otherwise be a proper matter for stockholder action.

2.3	NOTICE OF MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in writing or by electronic transmission which shall state the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. If given by electronic transmission, such notice shall be deemed to be given when mailed electronically to an electronic mail address at which the stockholder consented to receive such notice. For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary or the Assistant Secretary of the Corporation, the transfer agent or other person responsible for giving notice.

2.4	ADJOURNMENTS

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.5	QUORUM

Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.6	CONDUCT OF MEETING

Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.7	VOTING; PROXIES

Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. Unless otherwise provided for in the Certificate of Incorporation, at all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these by-laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

2.8	FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.9	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10	ACTION BY CONSENT OF STOCKHOLDERS

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3

BOARD OF DIRECTORS

3.1	POWERS; NUMBER; QUALIFICATIONS

The business and affairs of the Corporation shall be managed by or under the direction of Board of Directors, except as otherwise provided in the DGCL or the Certificate of Incorporation. The number of Board of Directors shall be fixed from time-to-time by the Board of Directors and shall consist of no less than three (3) and no more than nine (9) members who shall be at least 18 years of age. Directors need not be stockholders.

3.2	ELECTION; RESIGNATION; REMOVAL; VACANCIES

The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon notice to the Corporation in writing or by electronic transmission. Unless otherwise provided by the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

3.3	REGULAR MEETINGS

Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

3.4	SPECIAL MEETINGS

Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman, the chief executive officer, or a majority of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting either personally or by telephone, facsimile or electronic transmission at least twenty-four hours before the special meeting. The method of notice need not be the same for to each director.

3.5	TELEPHONIC MEETINGS PERMITTED

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

3.6	QUORUM; VOTE REQUIRED FOR ACTION

At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting of the Board of Directors, the directors present may adjourn such meeting from time to time without further notice other than announcement at such meeting, until a quorum shall be present. Notwithstanding the foregoing, the Corporation shall not file a petition seeking protection under the United States Bankruptcy Code without the prior approval of not less than seventy-five (75%) percent of the members of the Board of Directors.

3.7	CONDUCT OF MEETINGS

Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.8	ACTION WITHOUT A MEETING

Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or the transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or such committee.

3.9	COMPENSATION OF DIRECTORS

Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may also be allowed compensation for attending committee meetings. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof.

ARTICLE 4

COMMITTEES

4.1	COMMITTEES

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

4.2	COMMITTEE RULES

Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these by-laws.

ARTICLE 5

OFFICERS

5.1	EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES

The Board of Directors shall elect a Chairman of the Board, a Chief Executive Officer, one or more Presidents and, a Secretary, and it may, if it so determines, choose a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and other officers as the Board of Directors may elect from time-to-time. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon notice to the Corporation given in writing or by electronic transmission. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

5.2	POWERS AND DUTIES OF EXECUTIVE OFFICERS

The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give a bond for the faithful performance of his duties in such amount and with such surety as the Board of Directors may require.

ARTICLE 6

STOCK

6.1	CERTIFICATES

Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, the Chief Executive Officer, or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

6.2	LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES

The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

6.3	TRANSFERS OF STOCK

Upon presentation and surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the Corporation. No transfer of shares of authorized capital stock of the Corporation shall be effective until it has been entered on such books. The Corporation or its transfer agent may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares of authorized capital stock of the Corporation shall be made in accordance with applicable provisions of law.

6.4	HOLDER OF RECORD

To the fullest extent permitted by law, prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owners of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests, except as expressly provided by applicable law.

6.5	ADDITIONAL POWERS OF BOARD

The issue, transfer, conversion and registration of certificates of stock or uncertificated shares shall be governed by such other rules and regulations as the Board of Directors may establish. The Board of Directors may appoint and remove transfer agents and registrars of transfer and may require all stock certificates to bear the signature of any such transfer agents or registrars of transfer.

ARTICLE 7

INDEMNIFICATION

7.1	RIGHT TO INDEMNIFICATION

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

7.2	DETERMINATION OF ENTITLEMENT

Any indemnification required or permitted under Section 7.1(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 145(a) and (b) of the DGCL. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors or in the manner set forth in any agreement to which such person and the Corporation are parties.

7.3	PREPAYMENT OF EXPENSES

The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article 7 or otherwise.

7.4	CLAIMS

If a claim for indemnification or payment of expenses under this Article 7 is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

7.5	NON-EXCLUSIVITY OF RIGHTS

The rights conferred on any person by this Article 7 shalI not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.6	OTHER INDEMNIFICATION

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

7.7	AMENDMENT OR REPEAL

Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE 8

MISCELLANEOUS

8.1	FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors.

8.2	SEAL

A corporate seal in such form as may be adopted from time to time by the Board of Directors shall bear the name of the Corporation inscribed thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.3	DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of the capital stock or otherwise subject to the provisions of the Certificate of Incorporation and applicable law.

8.4	WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES

Any written waiver of notice, signed by the person entitled to notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any such waiver of notice.

8.5	INTERESTED DIRECTORS; QUORUM

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the is interested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

8.6	BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records and shall also keep minutes of the proceedings of the Board of Directors and committees having any of the authority of the Board of Directors. The books, records and papers of the Corporation in the manner maintained by the Corporation in the regular course of its business shall be subject to inspection at all times, during reasonable business hours, at the request of any person entitled to inspect the same.

8.7	AMENDMENT OF BY-LAWS

The Board of Directors may make, alter, amend or repeal the bylaws of the Corporation. Stockholders, to the extent such power is at the time conferred on them by applicable law, may make, alter, amend or repeal the bylaws of the Corporation subject to the provisions of the Certificate of Incorporation.

8.8	INCONSISTENT PROVISIONS

In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

8.9	FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or these by-laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

8.10	ELECTRONIC TRANSMISSION

An electronic transmission means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.